Exhibit 3.5

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CYCLACEL PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF FEBRUARY, A.D. 2025, AT 1:30 O`CLOCK P.M.

2579644 8100 SR# 20250463132	Authentication: 202900595 Date: 02-10-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:29 PM 02/10/2025 FILED 01:30 PM 02/10/2025 SR 20250463132 - File Number 2579644	CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
CYCLACEL PHARMACEUTICALS, INC.

It is hereby certified that:

FIRST:

The name of the corporation is Cyclacel Pharmaceuticals, Inc. (the “Corporation”).

SECOND:

Section A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is two hundred fifty-five million (255,000,000) shares, each with a par value of $0.001 per share. Two hundred fifty million (250,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

THIRD:

The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by to be signed by its duly authorized officer this tenth day of February, 2025.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ David Lazar
Name:	David Lazar
Title:	Interim CEO

[Signature Page to Certificate of Amendment of the Amended and Restated Certificate of Incorporation]

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